UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2026
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Conduent Incorporated and Conduent Business Services, LLC (collectively, the "Company") are parties to several lawsuits in the U.S. asserted by or on behalf of individuals who allegedly received a notification letter that their personal information may have been affected by our previously disclosed cybersecurity incident that took place in January 2025. Substantially all of these lawsuits have been consolidated into one single action in the U.S. District Court, District of New Jersey (In re: Conduent Business Services Data Breach Litigation). The Company denies plaintiffs' allegations and believes that it has strong defenses to plaintiffs' claims. Nevertheless, to avoid the costs and burdens of litigation, in August 2026, the Company reached an agreement in principle to settle the consolidated case, which the parties disclosed in a joint status report filed with the Court on September 10, 2026. The settlement paperwork is not yet finalized, and the settlement agreement has not yet been approved by the court. The timing of the final court approval of the settlement agreement cannot be predicted with certainty as it will depend on a number of factors outside of the Company's control. The Company maintains cyber insurance and does not expect the settlement to have a material impact on its financial position, results of operations or cash flows.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: September 10, 2026

CONDUENT INCORPORATED

By:	/s/ Anna Novoseletsky
Anna Novoseletsky
Executive Vice President, General Counsel and Secretary